Exhibit 16.1

February 27, 2014

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549-7561

Commissioners:

We have read Item 4.01 of the Form 8-K filed by Colorado 2000C Limited Partnership on February 27, 2014, and are in agreement with the statements contained therein to the extent they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

By:	/s/ Schneider Downs & Co., Inc.

Schneider Downs & Co., Inc.